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                                                                    Exhibit 23.2


                        Consent of Independent Auditors


        We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data of Homegate" and to the use of our report dated February 20, 1997, with respect to the financial statements and schedule of Homegate Hospitality, Inc. included in the Proxy Statement of Homegate Hospitality, Inc. which is included in the Registration Statement on Form S-4 of Prime Hospitality Corp. and Subsidiaries for the registration of 6,513,292 shares of its common stock.


                                      Ernst & Young LLP



Dallas, Texas
October 24, 1997